Exhibit 3.1.16

CHARTER OF

KEYNOTER PUBLISHING COMPANY, INC.

We, the undersigned, do hereby associate ourselves together for the purpose of becoming a corporation under the laws of the State of Florida, by and under the provisions of the Statutes of said State, providing for the formation, rights, privileges and immunities of a corporation for profit.

ARTICLE I.

The name of this corporation shall be:

KEYNOTER PUBLISHING COMPANY, INC.

(hereinafter referred to as the “corporation”).

ARTICLE II.

The general nature of the business and the objects and purposes proposed to be transacted, promoted or carried on, are to do any and all of the things hereinafter mentioned, as fully and to the same extent as natural persons could do, vis:

1. To acquire, print, publish, conduct and circulate or otherwise distribute any newspaper or newspapers or other publications, and generally to carry on the business of newspaper proprietors and general publishers; to carry on it and when it shall deem desirable, the trade of business of general printers, lithographers, engravers and advertising agents; to build, construct, erect, purchase, hire or otherwise acquire or provide any buildings, offices, workshops, plant and machinery or other things necessary or useful for the purpose of carrying out the objects of the company.

2. To improve, manage and operate real property; to build, construct and alter houses and other structures thereon, and develop real property generally, buy, sell and exchange real property, rent and lease real property, improved and unimproved; to make all mortgages on real property and borrow money thereon by mortgage or otherwise, loan money upon real property and take mortgages and assignments of mortgages on the same; to buy, sell, and deal in bonds and loans secured by mortgages or other liens on real property; to purchase, manufacture, acquire, hold, own, mortgage, pledge, lease, sell, assign and transfer, invest in, trade in and deal in goods, wares, merchandise and property of every kind and description, and carry on any of the above businesses or any other business connected therewith, whether the same may be permitted by law, either manufacturing or otherwise, and to the same extent as the laws of this state will permit and as fully and with all the powers that the laws of this state confer upon corporations and organizations under said act, and to do any all of the business above mentioned and set forth to the same extent as natural persons might or could do.

To buy and sell real estate, buy, construct and sell houses and other buildings, buy and sell lumber, brick, stone, lime, hardware and all other kinds of material used by builders, buy and sell coal and feed, conduct a general brokerage business in real estate and insurance.

To buy, sell, rent and exchange real property, improved and unimproved; the building, construction and alteration of houses thereon, and the management and development of real property generally; to purchase, manufacture, acquire, hold, own, mortgage, pledge, lease, sell, assign and transfer, to invest, trade, deal in and deal with goods, wares and merchandise and property of every kind and description and to carry on any of the above business or any other business connected therewith, wherever the same may be permitted by law, either manufacturing or otherwise, and to the same extent as the laws of this state will permit, and as fully and with all the powers that the laws of this state confer upon corporations and organizations under this act, and to do any and all of the business above mentioned and set forth to the same extent as natural persons might or could do.

3. To acquire real estate by purchase or otherwise, and to develop the same in the broadest sense of the word, including subdividing, plating, building roads, sidewalks and streets, dredging, filling in land, installing utilities and, in fact, to do any and all things necessary to prepare the said land for any kind of use for which the same may be required.

4. All of the foregoing aims and purposes are to be carried on in the State of Florida, in any other state of the United States, territories, possessions, dependencies, protectorates of the United States, the District of Columbia and in foreign countries.

5. To do any and all things necessary, suitable and proper for the accomplishment of any of the purposes, or for the attainment of any of the objects, or for the exercise of any of the powers herein set forth, whether herein specified or not, either along or in connection with other firms, individuals or corporations, either in this state or throughout the United Sates and all parts of the world, and to do any other act or acts, thing or things incidental or pertinent to or connected with the business hereinbefore described, or any part of parts thereof, if not inconsistent with the laws under which this corporation is organized or any other country where the business of this corporation may be conducted.

6. To own, hold, buy, control, work, develop, sell, convey, lease, pledge, mortgage, exchange, cultivate, improve, or otherwise deal in, and dispose of real estate or personal property, and any rights, interest or estate therein for its own purposes or as a broker or agent or otherwise, in the State of Florida, and in any other State, dependencies, territories or protectorates of the United States of America and in foreign countries; to construct, alter, decorate, furnish and improve buildings of every sort and kind, including the making and executing of contracts for all kinds of construction work; to conduct a general supply business; to undertake and direct the management and sale of the property of said corporation and to bond, mortgage and borrow money on the property of this corporation for the purpose of development or otherwise; to lend money on bonds, mortgages or otherwise deal in and dispose of all kinds of personal property and lands, and so far as the laws of the State of Florida permit, to a corporation of this class, to transact or commission the general business of a real estate agent, and to have and execute all such powers as may be necessary or convenient to the general business and powers. The enumeration of any specific business shall not be held to limit or restrict any other business or power of this corporation.

7. To borrow money and contract debts when necessary for the transaction of its business or for the exercise of its corporate rights, privileges or franchise or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness, paying at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money or other things of value borrowed, or in payment for property purchased or acquired, or for any other lawful objects.

8. To guarantee, purchase, hold, sell, assign, transfer mortgage, pledge or otherwise dispose of indebtedness created by any other corporation or corporations of this State or any other state or government, and while owner of such stock, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon.

9. To purchase, hold, sell and transfer shares of its own capital stock; provided that no such corporation shall purchase its own shares of capital stock except from the surplus of its assets over its liabilities, including capital, and provided further that shares of its own capital stock owned by the corporation shall not be voted upon directly or indirectly nor counted as outstanding for the purpose of any stockholders quorum or vote.

10. To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in this State and in any of the several states, territories, possessions, protectorates and dependencies of the United Sates, the District of Columbia and in foreign countries.

11. In any manner to acquire, enjoy, utilize and to dispose of patents, copyrights and trademarks and any licenses or other rights or interests therein and thereunder.

ARTICLE III.

The capital stock of the corporation shall consist of Four Hundred (400) Shares of stock, having a par value of One Hundred ($100.00) Dollars per share. All or any part of the capital stock of said corporation, including that subscribed for by the incorporators, may be payable in cash and it may be issued in and for the purchase of property, labor or services, at a just valuation thereof, to be fixed by the Board of Directors at a meeting called for that purposes.

ARTICLE IV.

The amount of capital with which this corporation shall begin business shall be Five Hundred ($500) Dollars.

ARTICLE V.

The principal place of business of this corporation shall be located in the Village of Marathon, County of Monroe, State of Florida. The said corporation shall have full power and authority to transact business and to establish offices and agencies at such other places, both within and without the State of Florida, and in such other parts of the world, and in foreign countries, including the Island of Cuba and its neighboring Islands, as the Board of Directors may authorize.

ARTICLE VI.

The corporation shall be of perpetual existence.

ARTICLE VII.

The business of the corporation shall be conducted by a board of not less than three nor more than five directors.

ARTICLE VIII.

The names and post office addresses of the first Board of Directors of this corporation who shall hold office for the first year of its existence, are as follows:

Nicholas P. Mitchell	P.O. Box 186	Marathon, Florida

Nicholas P. Mitchell, III	P.O. Box 186	Marathon, Florida

Morgan H. Mitchell	P.O. box 186	Marathon, Florida

The names and post office addresses of the officers of this corporation who shall hold office for the first year of its existence are as follows:

President and Treasurer	Nicholas P. Mitchell
P.O. box 186
Marathon, Florida

Vice-President	Nicholas P. Mitchell, III
P.O. box 186
Marathon, Florida

Secretary	Morgan H. Mitchell
P.O. box 186
Marathon, Florida

ARTICLE IX.

The names and post office addresses of the subscribers to this Certificate of Incorporation, and the number of shares each agree to take, as are follows:

Nicholas P. Mitchell P.O. box 186 Marathon, Florida	2 Shares	$200.00
Nicholas P. Mitchell, III P.O. box 186 Marathon, Florida	2 Shares	$200.00
Morgan H. Mitchell P.O. box 186 Marathon, Florida	1 Share	$200.00

ARTICLE X.

No contract or other transaction between the corporation and any other firm or corporation shall be affected or invalidated by reason of the fact that any one or more of the directors or officers of this corporation is or are interested in, or is a member, stockholder, director or officer, or are members, stockholders, directors or officers of such other firm or corporation, and any director or officer or officers, individually or jointly, may be a party or parties to, or may be interested in, any contracts or transaction of this corporation or in which this corporation is interested, and no contract, act, or transaction of this corporation with any persons, firm, association or corporation, shall be affected or invalidated by reason of the fact that any director or directors or officer or officers of this corporation is a party or are parties to, or interested in, such contract, act or transaction, or in any way connected with such person or persons, firm, association or corporation, and each and every person who may become a director or officer of this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this corporation in which he maybe in anywise interested.

ARTICLE XI.

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF the Incorporators have hereunto set their hands and seals this 14th day of September, A. D. 1956.

/s/ Nicholas P. Mitchell(SEAL)

/s/ Nicholas P. Mitchell III(SEAL)

/s/ Morgan H. Mitchell(SEAL)

STATE OF FLORIDA	)
	)	s.s.
COUNTY OF MONROE	)

I HEREBY CERTIFY that on this day personally appeared before me, an officer duly authorized to administer oaths and take acknowledgments, NICHOLAS P. MITCHELL, NICHOLAS P. MITCHELL, III, and MORGAN H. MITCHELL to me well known to be the persons described in and who executed the foregoing Certificate of Incorporation, and they acknowledged before me that they executed the same freely and voluntarily for the uses and purposes therein expressed.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Marathon, Monroe County, Florida, this 11th day of September, A.D. 1956.

/s/ [signature illegible]
Notary Public, State of Florida at Large

My commission Expires:

Notary Public, State of Florida at large

My commission expires Feb. 8, 1957

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

KEYNOTER PUBLISHING COMPANY, INC.

KEYNOTER PUBLISHING COMPANY, INC., a corporation organized and existing under the laws of the State of Florida, does hereby certify:

1. That under date of October 28, 1977, on the written consent of the sole shareholder of the corporation, which has been duly filed with the minutes of the proceedings of the Corporation, the Corporation adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of said corporation as follows:

RESOLVED, that Article VII of the Certificate of Incorporation of Keynoter Publishing Company, Inc, is hereby amended as follows:

By striking out Article VII in its entirety which now reads as follows:

“The business of this corporation shall be conducted by a board of directors of not less than three nor more than seven directors.”

And by inserting in lieu thereof the following:

“The number of directors of the corporation shall not be less than three, the number of directors to be fixed by, or in the manner provided in, the By-laws.”

IN WITNESS WHEREOF, KEYNOTER PUBLISHING COMPANY, INC. does hereby make this Certificate under its corporate seal and the hand of Ben V. Schneider, Jr., a Vice President, and Charles E. Clark, its Secretary, and the said Vice President and the said Secretary hereby hereunto set their hands and cause the corporate seal of the Corporation to be affixed this 1st day of November, 1977.

KEYNOTER PUBLISHING COMPANY, INC.

By:	/s/ Ben V. Schneider, Jr.
Ben V. Schneider, Jr. Vice President

By:	/s/ Charles E. Clark
Charles E. Clark Secretary

STATE OF FLORIDA	)
	)	s.s.
COUNTY OF DADE	)

I, Liset R. Mitchell, a Notary Public in and for the said county aforesaid, hereby certify that Ben V. Schneider, Jr. personally known to me and known to me to be a Vice President of KEYNOTER PUBLISHING COMPANY, INC. a corporation organized and existing under the laws of the State of Florida, and who as such officer executed the foregoing Certificate of Amendment this day, personally appeared before me and acknowledged before me that he executed such Certificate of Amendment as such officer, in the name of and for and on behalf of said Corporation, freely and voluntarily for the uses and purposes therein expressed, and with full authority to do so.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 1st day of November, A.D. 1977.

/s/ Liset R. Mitchell
Notary Public

My commission Expires

STATE OF FLORIDA	)
	)	s.s.
COUNTY OF DADE	)

I, Liset R. Mitchell, a Notary Public in and for the said county aforesaid, hereby certify that Charles E. Clark, personally known to me and known to me to be Secretary of KEYNOTER PUBLISHING COMPANY, INC. a corporation organized and existing under the laws of the State of Florida, and who as such officer executed the foregoing Certificate of Amendment this day, personally appeared before me and acknowledged before me that he executed such Certificate of Amendment as such officer, in the name of and for and on behalf of said Corporation, freely and voluntarily for the uses and purposes therein expressed, and with full authority to do so.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 31st day of October, 1977.

/s/ Liset R. Mitchell
Notary Public